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                                                                   Exhibit 10.14

                     CHANGE IN CONTROL PROTECTION AGREEMENT

         AGREEMENT effective as of this 30th day of November 2003 ("the date of agreement") by and between Boston Private Financial Holdings, a Massachusetts Corporation (the "Company"), and Jonathan Parker, an individual (the "Employee").

         WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel by minimizing the uncertainty, departures or distractions of management personnel associated with a Change in Control (as hereinafter defined);

         NOW THEREFORE, the Company and the Employee, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


         1. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any one of the following events:

         (a) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan or trust of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing at least twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

         (b) persons who, as of the date of the Agreement constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to the date of agreement whose election or nomination for election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board; or

         (c) the stockholders of the Company shall approve (i) any consolidation or merger of the Company or its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

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         2. TERMINATING EVENT. A "Terminating Event" shall mean any of the events provided in this Section 2 occurring subsequent to a Change in Control as defined in Section 1:

         (a) termination by the Company of the employment of the Employee with the Company for any reason other than (i) conviction of the Employee of, or plea of guilty or nolo contendere by the Employee to, a felony, or (ii) dishonest acts against the Company or any of its subsidiaries, or (iii) willful gross misconduct which is likely to cause financial loss to the Company or any of its subsidiaries or to cause damage to the business reputation of the Company or any of its subsidiaries, or (iv) willful and repeated misconduct or gross neglect constituting bad faith in performing the Employee's duties with the Company, or
(v) breach of fiduciary duty involving personal profit to the Employee or (vi) the failure by the Employee to perform his full-time duties with the Company by reason of his death, disability or retirement; PROVIDED, however, that a Terminating Event shall not be deemed to have occurred pursuant to this Section 2(a) solely as a result of the Employee being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control. For purposes of clauses (iv) and (v) of this Section 2(a), no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company and any of its subsidiaries. For purposes of clause (vi) of this Section 2(a) hereof, "disability" shall mean the Employee's incapacity due to physical or mental illness which has caused the Employee to be unable to carry out the full-time performance of his duties with the Company. Disagreement regarding a determination of disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Employee, or, in the event of the Employee's incapacity to designate a doctor, the Employee's legal representative. In the absence of an agreement between the Company and the Employee in designating a doctor, each party shall nominate a qualified medical doctor, and the two doctors so nominated shall select a third doctor, who shall make the determination as to the disability of the Employee. For purposes of clause (vi) of this Section 2(a) "retirement" shall mean termination of the Employee's employment in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with respect to the Employee with the Employee's express written consent;

         (b) termination by the Employee of the Employee's employment with the Company for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

             (i) a significant adverse change, not consented to by the Employee, in the nature or scope of the Employee's responsibilities, authorities, powers, title, functions or duties from the responsibilities, authorities, powers, title, functions or duties exercised by the Employee immediately prior to the Change in Control; or

             (ii) a reduction in the Employee's annual compensation as in effect on the date hereof or as the same may be increased from time to time; or

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             (iii) an attempt by the Company to relocate the Employee to, or to require him to perform regular services, at any location that is more than fifty
(50) miles from the Employee's employment location on the dare hereof ; or

             (iv) except as required by law, the failure by the Company or any of its subsidiaries to continue in effect any benefits or prerequisites, or any pension, life insurance, medical insurance or disability plan in which the Employee was participating immediately prior to the Change in Control unless the Company or its successor provides the Employee with a plan or plans that provide substantially similar benefits, or the taking of any action by the Company that would adversely affect the Employee's benefits under any such plans or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to the Change in Control; or

             (v) the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

         3. SEVERANCE PAYMENT, In the event a Terminating Event occurs within two years after a Change in Control,

         (a) the Company shall pay to the Employee an amount equal to 2.99 times the total of the current salary plus the average of the bonus for the three (3) most recent taxable years preceding a Change in Control. SAID AMOUNT SHALL BE PAID IN ONE LUMP SUM PAYMENT NO LATER THAN [FIVE (5)] DAYS FOLLOWING THE DATE OF THE TERMINATING EVENT;

         (b) the Company shall pay to the Employee a pro-rata bonus for the year in which the Terminating Event occurs (the "Termination Year"), payable as soon as practicable, and determined by multiplying the bonus the Employee received for the year immediately prior to the Termination Year by a fraction, the numerator of which is the number of days the Employee was employed during the Termination Year and the denominator of which is 365;

         (c) the Company shall continue the Employee's medical, and all other benefits of the Employee under any of the Company's medical benefit plans, life insurance plans, disability income plans, retirement plans, benefits equalization plan, vacation plans, expense reimbursement plans or other employee benefit plans (collectively, the "Employee Benefit Plans" and each individually an "Employee Benefit Plan"), upon the same terms as in effect on the date of the Terminating Event through 2.99 years following a Change in Control or until such time as the Employee becomes eligible for coverage under another group benefit plan. Solely for purposes of benefits continuation under the Employee Benefit Plans, the Employee shall be deemed to be an active employee. To the extent that benefits required under this Section 3(c) cannot be provided under the terms of any Employee Benefit Plan, the Company shall enter into alternative arrangements that will provide the Employee with comparable benefits; and

         (d) any outstanding unvested stock options and restricted stock awards under either the 1988 Employee Incentive Stock Option Plan, the Company's 1997 Long-Term Stock Incentive plan or other plan shall become immediately exercisable or otherwise vested,


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         4. LIMITATION ON BENEFITS. It is the intention of the Employee and of the Company that no payments by the Company to or for the benefit of the Employee under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be nondeductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payments shall be refunded to the Company with interest thereon at the applicable federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within ten (10) days after the Company has sent the Employee written notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion. As promptly as practicable following such determination and election hereunder, the Company shall pay to or distribute to the Employee such amounts as are then due to the Employee under this Agreement.

         5. TERM. This Agreement shall take effect on the date first set forth above and shall terminate upon the earlier of (1) the termination by the Company of the employment of the Employee because of one of the enumerated reasons set forth in Section 2(a) hereof or (ii) the resignation of the Employee after a Change in Control for any reason other than the occurrence of a Terminating Event.

         6. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         7. NO MITIGATION. The Company agrees that, if the Employee's employment by the Company is terminated during the term of this Agreement, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Company pursuant to Section 3(a) and (b) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or otherwise.

         8. ASSIGNMENT. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and


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permitted assigns, including, in the case of the Company, any other corporate entity which the Company may be merged or otherwise combined or which may acquire the Company or its assets in whole or substantial part. In the event of the Employee's death after a Terminating Event but prior to the completion by the Company of all payments due him under Section 3(a) and (b) of this Agreement, the Company shall continue such payments to the Employee's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Employee fails to make such designation).

         9. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         11. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Employee at the last address the Employee has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         12. EFFECT ON OTHER PLANS. An election by the Employee to resign after a Change in Control under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Employee for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Employee under the Company's benefit plans, programs or policies except as otherwise provided in Section 4 hereof, and except that the Employee shall have no rights to any severance benefits under any severance pay plan.

         13. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

         14. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles.


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         15. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         16. CONFIDENTIAL INFORMATION. The Employee shall never use, publish or disclose in a manner adverse to the Company's interests, any proprietary or confidential information relating to (a) the business, operations or properties of the Company or any subsidiary or other affiliate, of the Company, or (b) any materials, processes, business practices, technology, know-how, research, programs, customer lists, customer requirements or other information used in the manufacture, sale or marketing of any of the respective products or services of the Company or any subsidiary or other affiliate of the Company; provided, however, that no breach or alleged breach of this Section 16 shall entitle the Company to fail to comply fully and in a timely manner with any other provision hereof. Nothing in this Agreement shall preclude the Company from seeking money damages, or equitable relief by injunction or otherwise without the necessity of proving actual damage to the Company, for any breach by the Employee hereunder.

         17, CONTRACT OF EMPLOYMENT. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Employee and the Company, the Employee shall not have any right to be retained in the employ of the Company.

                                  [END OF TEXT]


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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Employee, as of the date first above written.

                                       For Boston Private Financial Holdings:

                                       /s/ [ILLEGIBLE]
                                       --------------------------------------
                                       Name:
                                       Title:

                                       Jonathan H. Parker
                                       --------------------------------------
                                       Employee Name

                                       /s/ Jonathan H. Parker
                                       --------------------------------------
                                       Employee Signature


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